Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FIRST QUARTER RESULTS

Solid earnings and credit performance combined with new credit capacity and warehouse line renewal drive strong quarter

•	Generated $7.5 million of adjusted net income in the first quarter, or $0.16 adjusted earnings per diluted share

•	Earned $6.1 million of net income in the first quarter, or $0.13 net income per diluted share on a GAAP basis, which reflects a $1.2 million after-tax non-cash equity compensation expense

•	Early renewal of $400 million warehouse line with Wachovia, which now includes a flexible accordion feature

•	Increased existing term credit facility with Deutsche Bank by $100 million to $400 million

•	Credit performance reflected natural seasoning of the portfolio and remained within expected parameters

Boston, May 7, 2008 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based specialty finance company, today reported adjusted net income for the first quarter of 2008 of $7.5 million, or $0.16 per diluted share. On a GAAP basis, the Company reported net income of $6.1 million, or $0.13 per diluted share, which reflects a $1.2 million after-tax non-cash equity compensation expense related to the 2006 IPO and a $0.2 million after-tax loss on the retained residual interest in securities sold in the second quarter of 2007.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 4. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“NewStar delivered strong financial results in the first quarter as the positive impact of a favorable lending environment on spread revenue and continued solid credit performance offset a slower growth environment,” said Tim Conway, Chairman and Chief Executive Officer. “Our credit metrics reflect the expected results of our defensive portfolio strategy emphasizing diversification and direct origination of middle market senior debt with privately negotiated deal terms that we believe generally lead to better credit outcomes.”

“We also continued to strengthen our funding platform and demonstrate our access to capital by renewing our $400 million warehouse credit facility with Wachovia early and increasing the size of our existing term credit facility with Deutsche Bank by $100 million to $400 million. As a result, we are positioned to operate effectively through further market disruption and selectively capitalize on opportunities.”

Funding and Capital

•	NewStar increased the existing term credit facility with Deutsche Bank by $100 million to $400 million on May 6, 2008.

•	NewStar completed an early renewal of its $400 million warehouse line with Wachovia, which now includes an accordion feature that permits for future expansion of the facility up to $750 million.

•

NewStar raised $125 million in a private placement of 12.5 million shares of common stock, which was priced at $10.00 per share. The transaction was completed in two tranches with the first closing occurring in the fourth quarter of 2007 and the second closing occurring on January 18, 2008.

•

Including the $100 million increase in the term credit facility from Deutsche Bank, the Company had approximately $515 million of proforma available borrowing capacity under its credit facilities and existing term debt securitizations (CLOs) as of March 31, 2008 and just under $700 million of proforma funding capacity, including excess cash.

•	Total cash and equivalents as of March 31, 2008 were $233 million, of which $165 million was unrestricted.

Origination Volume

•

Overall origination volume for the first quarter of 2008 was $178 million, of which $160 million was retained on NewStar’s balance sheet and $18 million was sold to the NewStar Credit Opportunities Fund (NCOF).

•	Middle Market Corporate generated approximately 81% of the new volume in the quarter, while Commercial Real Estate represented approximately 19%.

Managed and Owned Loan Portfolios

•

Managed loan portfolio was $3.0 billion as of March 31, 2008, equal to the level at December 31, 2007, reflecting the net impact of $178 million of new origination, which was offset by prepayments and ongoing amortization. Managed loan portfolio was up 45% from $2.1 billion as of March 31, 2007.

•	Assets managed for the NCOF increased by 2% to $592 million at March 31, 2008 from $578 million at December 31, 2007 and increased by 55% from $382 million at March 31, 2007.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of March 31, 2008, no single issuer represented more than 1% of total assets, excluding loans held-for-sale, and the ten largest issuers comprised approximately 10% of the loan portfolio.

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 94% invested in senior secured loans and debt investments at March 31, 2008.

Net Interest Income / Margin

•

Net interest income before provision for credit losses was $26.7 million for the first quarter of 2008 compared to $24.8 million for the fourth quarter of 2007 and $22.0 million for the first quarter of 2007.

•

Net interest margin was 4.19% for the first quarter of 2008 compared to 3.98% for the fourth quarter of 2007 and 4.50% for the first quarter of 2007. Lower average leverage for the quarter and lower cost of funds contributed to margin expansion.

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Non-Interest Income

•	The Company reported non-interest income of $3.2 million for the first quarter of 2008 compared to $4.0 million for the fourth quarter of 2007, reflecting lower syndication and placement fee income.

•

Excluding the impact of the write-down on the retained residual interest, adjusted non-interest income was $3.5 million in the first quarter of 2008, compared to $6.4 million in the fourth quarter of 2007.

•

The adjusted non-interest income of $3.5 million in the first quarter of 2008 was comprised primarily of $1.7 million of asset management income, $0.6 million of amendment fees, $0.6 million of syndication and agency fees and $0.3 million of structuring and placement fees.

Commercial Loan Credit Quality

•	Commercial loan credit performance reflected the natural seasoning of the loan portfolio and continued to perform within expected parameters.

•	Non-performing assets were $9.8 million at March 31, 2008 down 55% from $21.9 million at December 31, 2007.

•	The Company charged-off $3.3 million in the first quarter against the specific reserve established for that non-performing loan in the fourth quarter of 2007.

•	The Company established a $3.5 million specific reserve for two loans at March 31, 2008.

•	Inclusive of the specific reserve, the provision for credit losses was $4.6 million in the first quarter of 2008, down from $8.2 million in the fourth quarter of 2007.

•	As of March 31, 2008, the allowance for credit losses was $36.8 million or 1.58% of loans, compared to $35.5 million, or 1.58%, at December 31, 2007 and $22.9 million or 1.40% at March 31, 2007.

Expenses

•	Operating expenses increased modestly to $14.9 million in the first quarter of 2008 from $14.7 million in the fourth quarter of 2007.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-681-3372 approximately 5-10 minutes prior to the call. International callers should dial 719-325-4907. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through May 14, 2008 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 7506534. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key

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industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, San Diego CA, and Charleston SC. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Anne G. Bork

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.4318

F 617.848.4399

abork@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the fact that we have yet to be profitable; the rapid expansion of our business since inception; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these factors is described in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2007 Form 10-K. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-Q for March 31, 2008 with the SEC on or before May 12, 2008 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest in these assets; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the assets sold during the second quarter and the compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering, eliminates unique amounts that make it difficult to assess our core performance and compare our

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period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the assets sold in the second quarter of 2007 and the retained residual interest) less annualized interest expense as determined under GAAP (excluding interest expense incurred from the assets sold in the second quarter of 2007), divided by average interest earning assets (excluding the assets sold in the second quarter and the retained residual interest) for the period.

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the assets sold in the second quarter and the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period less the average corporate debt outstanding for the period and the credit facility funding for the assets sold in the second quarter of 2007. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 9 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

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NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	March 31, 2008	December 31, 2007	March 31, 2007
Assets:
Cash and cash equivalents	$165,220	$76,155	$131,391
Restricted cash	67,456	115,807	66,501
Residual interest in securitization	308	631	—
Investments in debt securities, available-for-sale	30,805	35,498	183,032
Loans held-for-sale	65,287	112,944	52,270
Loans, net	2,271,030	2,201,442	1,600,821
Deferred financing costs, net	18,081	18,399	10,989
Interest receivable	13,215	14,120	18,343
Property and equipment, net	1,461	1,593	1,051
Deferred income taxes, net	13,051	13,355	15,965
Income tax receivable	—	4,635	7,460
Other assets	42,030	28,186	31,107

Total assets	$2,687,944	$2,622,765	$2,118,930

Liabilities:
Repurchase agreements	$—	$63	$26,856
Credit facilities	553,800	677,739	852,410
Term debt	1,519,725	1,364,725	784,725
Accrued interest payable	11,000	17,537	11,263
Accounts payable	749	197	403
Income tax payable	668	—	—
Other liabilities	41,636	59,814	26,394

Total liabilities	2,127,578	2,120,075	1,702,051
Total stockholders’ equity	560,366	502,690	416,879

Total liabilities and stockholders’ equity	$2,687,944	$2,622,765	$2,118,930

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	March 31, 2008	December 31, 2007	March 31, 2007
Net interest income:
Interest income	$51,988	$55,606	$45,488
Interest expense	25,324	30,826	23,537

Net interest income	26,664	24,780	21,951
Provision for credit losses	4,611	8,155	2,312

Net interest income after provision for credit losses	22,053	16,625	19,639
Non-interest income:
Fee income	1,532	5,620	2,553
Asset management income	1,651	1,618	964
Gain on derivatives	56	289	84
Gain (loss) on sale of loans and debt securities	(786)	(359)	75
Loss on investments in debt securities	(258)	(1,976)	(14,862)
Loss on residual interest in securitization	(323)	(2,420)	—
Other income	1,284	1,185	469

Total non-interest income	3,156	3,957	(10,717)
Operating expenses:
Compensation and benefits	11,500	11,169	10,532
Occupancy and equipment	835	835	492
General and administrative expenses	2,564	2,667	1,939

Total operating expenses	14,899	14,671	12,963

Income (loss) before income taxes	10,310	5,911	(4,041)
Income tax expense (benefit)	4,168	4,677	(1,595)

Net income (loss)	$6,142	$1,234	$(2,446)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	1,193	1,654	2,641
Loss on assets sold and retained residual interest (2)	192	4,240	7,557
Net interest income earned on assets sold and retained residual interest (3)	—	—	(1,245)

Adjusted net income	$7,527	$7,128	$6,507

Net income (loss) per share:
Basic	$0.13	$0.03	$(0.07)
Diluted	$0.13	$0.03	$(0.07)
Weighted average shares outstanding:
Basic	47,787,965	38,812,358	36,257,589
Diluted	47,787,965	38,812,358	36,257,589
Adjusted net income per share:
Basic	$0.16	$0.18	$0.18
Diluted	$0.16	$0.18	$0.18
Adjusted weighted average shares outstanding:
Basic	47,787,965	38,812,358	36,257,589
Diluted	47,787,965	38,812,358	36,841,994

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

(3)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	March 31, 2008	December 31, 2007	March 31, 2007
Performance Ratios:
Return on average assets	0.94%	0.19%	(0.50)%
Return on average equity	4.53	1.05	(2.34)
Net interest margin, before provision	4.19	3.98	4.50
Efficiency ratio	49.96	51.05	115.40
Loan portfolio yield	8.44	9.28	9.80
Credit Quality and Leverage Ratios (at period end):
Delinquent loan rate	0.14	—	0.51
Non-accrual loan rate	0.42	0.97	—
Net charge off rate	0.14	0.19	—
Allowance for credit losses ratio	1.58	1.58	1.40
Equity to assets	20.85	19.17	19.67
Debt to equity	3.70 x	4.06 x	3.99 x
Average Balances:
Loans and other debt products, gross	$2,429,392	$2,304,028	$1,816,412
Interest earning assets	2,562,405	2,471,037	1,978,370
Total assets	2,633,221	2,522,382	1,988,910
Interest bearing liabilities	1,993,106	1,992,228	1,519,470
Equity	545,588	466,266	424,063
Allowance for credit loss activity:
Balance as of beginning of period	$35,487	$31,925	$20,570
General provision for credit losses	1,083	3,563	2,312
Specific provision for credit losses	3,528	4,592	—
Net charge offs	(3,335)	(4,593)	—

Balance as of end of period	$36,763	$35,487	$22,882

Supplemental Data (at period end):
Investments in debt securities, gross	$33,118	$38,787	$210,634
Loans held-for-sale, gross	67,277	115,055	52,698
Loans held-for-investment, gross	2,321,357	2,248,480	1,632,105

Loans and investments in debt securities, gross	2,421,752	2,402,322	1,895,437
Unused lines of credit	404,054	454,837	336,978
Standby letters of credit	24,615	20,382	8,719

Total funding commitments	$2,850,421	$2,877,541	$2,241,134

Loan portfolio	$2,421,752	$2,402,322	$1,895,437
Loans owned by NewStar Credit Opportunities Fund	591,571	578,272	382,354
Less: assets sold (1)	—	—	201,726

Managed loan portfolio	$3,013,323	$2,980,594	$2,076,065

Loans held-for-sale, gross	$67,277	$115,055	$52,698
Loans held-for-investment, gross	2,321,357	2,248,480	1,632,105

Total loans, gross	2,388,634	2,363,535	1,684,803
Deferred fees, net	(17,406)	(15,762)	(10,182)
Allowance for loan losses	(30,127)	(28,795)	(21,530)
Specific reserve	(4,785)	(4,592)	—

Total loans, net	$2,336,316	$2,314,386	$1,653,091

Book value per share	$11.54	$11.58	$11.50

(1)	Outstanding par value of the assets sold on June 29, 2007.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	March 31, 2008	December 31, 2007	March 31, 2007
Performance Ratios:
Return on average assets	1.15%	1.12%	1.47%
Return on average equity	5.55	6.07	6.22
Efficiency ratio	43.46	35.65	41.62
Net interest margin, before provision	4.19	3.98	4.51
Yield on interest earning assets	8.16	8.93	9.33
Cost of funds	5.11	6.14	6.29
Credit Quality and Leverage Ratios (at period end):
Equity to assets	20.85	19.17	21.74
Debt to equity	3.70 x	4.06 x	3.51 x
Consolidated Statement of Operations Adjustments(1):
Interest income	$51,988	$55,606	$45,488
Less: interest income earned on assets sold and retained residual interest (2)	—	—	4,401

Adjusted interest income	$51,988	$55,606	$41,087

Interest expense	$25,324	$30,826	$23,537
Less: interest expense related to assets sold (2)	—	—	2,296

Adjusted interest expense	$25,324	$30,826	$21,241

Non-interest income	$3,156	$3,957	$(10,717)
Plus: loss on assets sold and retained residual interest (2)	323	2,420	12,787

Adjusted non-interest income	$3,479	$6,377	$2,070

Operating expenses	$14,899	$14,671	$12,963
Less:
IPO related compensation and benefits expense (3)	1,798	2,632	3,841
Expenses resulting from sale of assets(2)	—	931	—

Adjusted operating expenses	$13,101	$11,108	$9,122

Average Balances:
Assets	$2,633,221	$2,522,382	$1,988,910
Less: assets sold and residual interest (2)	631	1,841	192,949

Adjusted assets	$2,632,590	$2,520,541	$1,795,961

Interest earning assets	$2,562,405	$2,471,037	$1,978,370
Less: assets sold and residual interest (2)	631	1,841	192,949

Adjusted interest earning assets	$2,561,774	$2,469,196	$1,785,421

Interest bearing liabilities	$1,993,106	$1,992,228	$1,519,470
Less:
Credit facility funding for assets sold (2)	—	—	150,524

Adjusted interest bearing liabilities	$1,993,106	$1,992,228	$1,368,946

Consolidated Balance Sheet Adjustments
Assets	$2,687,944	$2,622,765	$2,118,930
Less: assets sold and residual interest (2)	308	631	201,726

Adjusted assets	$2,687,636	$2,622,134	$1,917,204

Debt	$2,073,525	$2,042,527	$1,663,991
Less: credit facility funding for assets sold (2)	—	—	199,083

Adjusted debt	$2,073,525	$2,042,527	$1,464,908

(1)	Adjustments are pre-tax.

(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets.

The adjustment represents the financial impact of the sold assets and residual interest.

(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	March 31, 2008		December 31, 2007		March 31, 2007
Portfolio Data:
First mortgage	$398,700	16.5%	$353,755	14.7%	$243,637	12.9%
Senior secured asset-based	54,547	2.2	56,988	2.4	56,449	3.0
Senior secured cash flow	1,808,177	74.7	1,829,734	76.2	1,162,643	61.3
Senior subordinated asset-based	108,052	4.5	110,719	4.6	279,941	14.8
Senior subordinated cash flow	13,746	0.6	14,352	0.6	55,782	2.9
Second lien	32,048	1.3	32,295	1.3	64,731	3.4
Mezzanine	732	—	729	0.0	31,533	1.7
Subordinated	5,750	0.2	3,750	0.2	721	—

Total	$2,421,752	100.0%	$2,402,322	100.0%	$1,895,437	100.0%

Middle Market Corporate	$1,996,073	82.4%	$2,021,559	84.1%	$1,627,982	85.9%
Commercial Real Estate	425,679	17.6	380,763	15.9	267,455	14.1

Total	$2,421,752	100.0%	$2,402,322	100.0%	$1,895,437	100.0%